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                                 EXHIBIT 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this exhibit is attached is filed on behalf of each of them.

October 6, 2000

                                     ZONE VENTURES, L.P.

                                     By: /s/ Frank Creer
                                        --------------------------------
                                        Frank Creer, Managing Director

                                     Date: October 6, 2000
                                          ------------------------------


                                     ZONE VENTURES MANAGEMENT COMPANY, LLC


                                     By: /s/ Frank Creer
                                        --------------------------------
                                        Frank Creer, Manager

                                        Date: October 6, 2000
                                             ---------------------------


                                     TIMOTHY C. DRAPER

                                     By: /s/ Timothy C. Draper
                                        --------------------------------

                                     Date: October 5, 2000
                                          ------------------------------


                                     FRANK CREER

                                     By: /s/ Frank Creer
                                        --------------------------------

                                     Date: October 6, 2000
                                          ------------------------------

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